                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-34075

                                   Supplement
                                       to
                       Prospectus dated September 22, 1997

        The table of Selling Shareholders on pages 12, 13 and 14 is hereby replaced in its entirety with the following table:

                                                              Shares                             Shares of
                                                              Common                               Common
                                                               Stock                               Stock
                                                            Beneficially         Shares         Beneficially
                                                            Owned Prior         Offered         Owned After
                                                          to the Offering        Hereby         the Offering
                                                          ---------------       -------         ------------
NAME OF SHAREHOLDERS
Bruce Addis                                                       151               151
Lourdes P. Aguda                                                   29                29
Ellen Beaumont                                                    124               124
Walter Blair                                                   70,007            70,007
John E. Bramfitt and Pamela I. Bramfitt,                       13,024            13,024
Co-Trustees FBO Bramfitt Family Trust
U/A/D/ 01/20/93
John H. Bunch                                                     279               279
Jeffrey P. Callister                                           23,516            23,516
Laura Dietch                                                    5,628             5,628
Catherine Diez-Luckie                                          24,862            24,862
Neal Eigler                                                   252,469           252,469
Hartmut & Maria Eysell, JT TEN                                  1,123             1,123
Glenn K. Furuta                                                19,810            19,710               100
Mark D. Milani, Trusteee of the                                22,528            22,528
Gabriela M. Hess Trust U/T/A/
dated November 30, 1994
Robert Hess and Rosemarie Hess,                               584,298           584,298
Trustees FBO Hess Family Trust
U/A/D/ dated 8/3/89
Mark D. Milani, Trustee of the                                 22,528            22,528
Verona K. Hess 1994 Trust U/T/A/
dated November 30, 1994
William B. Hess                                                 1,123             1,123
Jerome Jackson                                                  8,201             8,201
Litvack-Curtis Children's Trust,                               33,794            33,794
Robert Harabedian, Trustee
Frank Litvack                                                 597,817           597,817
Judy Litvack Ravinsky                                             372               372
Yoh Chie Lu                                                     8,758             8,758
Paul McCormick                                                  8,445             8,445
Nathan Ramaswami                                                  111               111
Lisa Rauh                                                          28                28
Nancy Shanley                                                     937               937
Fred Zuber                                                        242               242
Fukuda Denshi Co., Ltd.                                       125,812           125,812
Arnhold & S. Bleichroeder, Inc.                                   803               803
(for Michelle Drasher)
Arnhold & S. Bleichroeder, Inc.                                36,208            36,208
(for First Eagle Fund, NV)
Arnhold & S. Bleichroeder, Inc.                                 4,021             4,021
(for Gary Fuhrman)
Arnhold & S. Bleichroeder, Inc.                                 4,021             4,021
(for Harold Levy)
Stephen Aiello                                                    600               600
AS Fansea                                                         400               400
Howard Berlin                                                   3,016             3,016
John Bohan                                                        400               400
David L. Cohen                                                  3,216             3,216
Bryan C. Donohue, M.D.                                          3,013             3,013
Michael Dovey                                                   1,004             1,004

Paine Webber in Trust of the Jonathan Edelson IRA                 803               803
Evelin Eigler, Trustee of the Seldon Baker Trust                1,003             1,003
Stuart M. Essig                                                 1,004             1,004
John S. Geis                                                    4,021             4,021
Claudio Gibelli                                                 2,009             2,009
GSAM Oracle Fund, Inc.                                         24,139            24,139
Hare & Co.                                                     26,149            26,149
William M. Helvey, M.D.                                         1,004             1,004
John B. Henneman, III                                             400               400
Steven Hochberg                                                   803               803
Hoegh Invest AS                                                 2,613             2,613
Alice Jack                                                      1,004             1,004
Earl L. and Julia Ender Jackson                                 1,004             1,004
as Community Property
FBO Ronald P. Karlsberg Cardiovascular Group                      900               600               300
of Southern California 401(k)
Profit Sharing Plan DTD 1/1/89
Gerald T. Keusch                                                  600               600
Kurt H. Kruger                                                    803               803
Jack Litvack, Cyst Investment Corp.                             3,004             1,004             2,000
Patrick A. McBrayer                                               400               400
J. Casey McGlynn                                                  159               159
David Moyne                                                       803               803
David B. Musket                                                 5,751             5,751
Cowen & Co.,                                                      904               904
Custodian FBO David B. Musket SEP IRA
August J. Neudecker                                             4,021             4,021
Och-Ziff Capital Management, L.P.                              30,173            30,173
Daniel P. Paduano                                               3,016             3,016
Munro W. Pitt                                                     601               601
ProMed Partners, L.P.                                          13,576            13,576
Prudential Securities                                           2,010             2,010
C/F Colin Morris A/C AA-R54811
Randall Rose                                                   16,091            16,091
Clinton T. Rubin (SUNY - Stony Brook)                             400               400
J. Curt Schnackenberg                                           1,004             1,004
Lorraine A. Schwarz                                             1,004             1,004
Dieter Stoeckel                                                   559               359               200
Lawrence J, Tedesco, Sr.                                          440               440
The Travelers Indemnity Company                                44,255            44,255
The Travelers Insurance Company                                85,494            85,494
The Travelers Life and Annuity Company                          5,025             5,025
The Phoenix Insurance Company                                   6,033             6,033
Westfield Performance Fund, L.P.                               20,113            20,113
WS Investment Company 96A                                       1,445             1,445
James Whiting                                                     537               537
Wilson, Sonsini, Goodrich & Rosati Profit Sharing                 400               400
Plan, Mario M. Rosati and Douglas
M. Laurice, Trustees, FBO J. Casey McGlynn
Federico Gutierrez                                                 84                84
David B. Modesitt                                                 479               479
Sheldon King                                                    3,377             3,377
Martin Leon M.D.                                                5,630             5,630
Paul Teirstein M.D.                                             2,816             2,816
Wood Grundy (London) Ltd.                                         138               138
Ashtree Corporation                                             1,807             1,807
Jim Lane                                                        1,807             1,807
Paine Webber Inc., as custodian of the IRA                      1,083             1,083
account of Jason F. Fensterstock
Paine Webber Inc., as custodian of the IRA                      1,807             1,807

account of Joyce Fensterstock
Paine Webber Inc., as custodian of the IRA                        903               903
IRA account of Blair Fensterstock
Richard Yancy                                                     903               903
Stephen Case                                                      903               903
Brad Stephens                                                     540               540
Edward Kosinski                                                 1,807             1,807
Janet Tweed-Arkush                                                540               540
Gary Schonwald                                                    903               903
JIBJEB Partners                                                   903               903
John Friedman                                                   2,104             2,104
Steven Casey                                                      470               470
Khalid Quadir                                                      74                74
Edward Casey                                                      540               540
Auldgate Investments                                            4,192             4,192
Adzich, Vaso                                                      299               299
Avanzado, Jocelyn S.                                               74                74
Ayrapetian, Angela                                                130               130
Bachrach, Alan                                                  1,124             1,124
Baldwin, Scott                                                  1,800             1,800
Bauer, Laura L.                                                   224               224
Calvarese, Barry                                               14,079            14,079
Chernomorsky, Ary S.                                            1,035             1,035
Cooper, Irvin                                                   1,687             1,687
Elam, Eric W.                                                     188               188
Forrester, M.D., James                                          7,884             7,884
Goldenberg, Tsvi                                                2,251             2,251
Hamamoto, Kiyoko                                                   55                55
Hammack, Amy L.                                                   279               279
Herd, Allison                                                     261               261
Holmes, M.D., David                                             3,377             3,377
Khaira, Gurpreet                                                   56                56
Krasney, Karen                                                    575               575
Kuhn, Larry                                                     1,687             1,687
Lin, Stuart H.                                                    188               188
Madriz, Cecilia                                                    94                94
Maharaj, Kishore                                                   74                74
McCormic, Frank P.                                                289               289
McKenzie, Jim                                                   1,703             1,703
Mendoza, Graciela Ortega                                          111               111
Meyer, Barry D.                                                   580               580
Mrakovic, Iskra                                                   154               154
Padron, Ana Maria                                                  62                62
Park, Kinam                                                     1,862             1,862
Pena, Uriel                                                        88                88
Pinon, Hortensia                                                  289               289
Ramzipoor, Kamal                                                1,912             1,912
Reitman, Martha                                                 1,350             1,350
Steigler, Markus O.                                               317               317
Sudaria, Rodolfo                                                  149               149
Surgener, David L.                                                224               224
Trinidad, Jocelyn                                                  74                74
van der Zweep, Michael B.                                       1,034             1,034
Viravouth, Chandavone                                              74                74
Wilson, Sally J.                                                1,923             1,923
                                                            ---------         ---------             -----
                                            Total:          2,281,621         2,279,021             2,600
                                                            =========         =========             =====